UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

Yangtze River Development Limited

(Name of Registrant as Specified in Its Charter)

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YANGTZE RIVER DEVELOPMENT LIMITED
41 John Street, Suite 2A
New York, NY 10038

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Notice and the accompanying information statement are being distributed to the stockholders of Yangtze River Development Limited (the “ Company ”) to advise them of the receipt by the Company of a written consent in lieu of a meeting of stockholders of the Company (the “ Written Consent ”), dated December 27, 2017, from holders of approximately 81.86% of the voting power of the shares of common stock of the Company (the “Majority Stockholders”) outstanding and entitled to vote as of such date approving the acquisition of 100% equity interest of Wuhan Economic Development Port Limited (the “Acquiree”) and the sale of 100% equity interest in its BVI subsidiary Energetic Mind Limited to the shareholders of the Acquiree (the “Acquiree Shareholders”) through an agreement (the “Purchase Agreement”) with the Acquiree Shareholders (the “ Acquisition Transaction ”).

The Board of Directors of the Company also approved the Acquisition Transaction acting by written consent in lieu of a meeting on December 27, 2017.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) covering the consummation of the Acquisition Transaction to which our Majority Stockholders consented on December 27, 2017. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Purchase Agreement. No meeting of our stockholders will be held or proxies requested for these matters since they have already been consented to by the Majority Stockholders, acting by written consent in lieu of a meeting, in their capacity as the holders of a majority of the issued and outstanding shares of the Company’s common stock.

The Acquisition Transaction described in the Information Statement and the action taken by the Majority Shareholders may be ratified no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. The record date established by the Company for purposes of determining the number of issued and outstanding shares of Common Stock, and thus voting power, was December 27, 2017.

Sincerely,

/s/ Xiangyao Liu
Xiangyao Liu
Chief Executive Officer and Chairman of the Board of Directors

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YANGTZE RIVER DEVELOPMENT LIMITED
41 John Street, Suite 2A
New York, NY 10038

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE EXCHANGE ACT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S VOTING STOCK.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

GENERAL

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of December 27, 2017 (the “Record Date”), to inform the stockholders of the Record Date approval by the stockholders holding a majority of the votes (“Majority Stockholders”) of approval of the acquisition of 100% equity interest of Wuhan Economic Development Port Limited (the “Acquiree”) and the sale of 100% equity interest in its BVI subsidiary Energetic Mind Limited to the shareholders of the Acquiree (the “Acquiree Shareholders”) through an agreement (the “Purchase Agreement”) with the Acquiree Shareholders (the “ Acquisition Transaction ”), that is described in more detail in this Information Statement.

This Information Statement is being sent in lieu of a special meeting of the stockholders of the Company. Pursuant to unanimous written consent in lieu of a meeting, the Board of Directors of the Company (the “Board”) approved the entering into and consummation of the Acquisition Transaction. The Majority Stockholders of the Company who beneficially own, in the aggregate, shares of common stock of the Company, representing approximately 81.86% of the voting power of the Company as of the date of this Information Statement, gave their written consent to the Acquisition Transaction described in this Information Statement on the Record Date.

The elimination of the need for a special or annual meeting of the stockholders to ratify or approve the transaction is authorized by Sections 78.320 and 78.565 of the NRS and the Company's Articles of Incorporation and Bylaws which provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. To eliminate the costs and management time involved in holding a special meeting and in order to effect the Acquisition Transaction as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors and the Majority Shareholders approved the Acquisition Transaction pursuant to written consents.

The Company is distributing this Information Statement to its stockholders to satisfy any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents. No dissenters’ rights of appraisal under the NRS are afforded to the Company's stockholders as a result of the approval of the Acquisition Transaction.

This Information Statement is dated as of and is first being sent to our stockholders of record on or about ________, 2018.

DESCRIPTION OF THE ACQUISITION TRANSACTION

On December 26, 2017, the Company entered into an agreement (the “Purchase Agreement”) with the Acquiree Shareholders to acquire all the interests of Acquiree; and the Acquiree Shareholders will acquire all the equity interest held by the Company in Energetic Mind Limited, a BVI company and a wholly-owned subsidiary of the Company. Energetic Mind Limited holds 100% interest in Ricofeliz Capital (HK) Ltd., a Hong Kong company that holds 100% capital stock of Wuhan Yangtze River Newport Logistics Co., Ltd., a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China that primarily engages in the business of real estate and infrastructural development with a port logistics center located in Wuhan, Hubei Province of China.

Upon execution of the Purchase Agreement, the Acquiree will undergo reorganization. As a result of the reorganization, the Acquiree has become a limited liability company. It will be held by a Hong Kong company, which will be 100% owned by a BVI entity.

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The closing of the transaction, which shall be no later than March 31, 2018, is conditioned upon satisfaction of due diligence by both parties, the completion of auditing of the financial statements of the Acquiree, and the approval of relevant regulatory agencies.

The consideration of the acquisition transaction will be first offset against both parties of the target companies leaving the balance of RMB 600 million (or approximately USD $91 million) to be paid by the Company to the Acquiree Shareholders. Refundable deposit of RMB 30 million shall be paid to the Acquiree Shareholders upon initial due diligence and auditing. The remaining RMB 570 million shall be paid at closing in cash or in the form of a 7% convertible note.

Wuhan Economic Development Port Limited, the Acquiree, is incorporated on May 24, 2010. It owns 100% interest in Hubei Taiding Container Port Limited and Wuhan Economic Development Port Logistics Limited. It has the following major operations: (i) owns 7,060 meters of the Yangtze River shoreline located in the Hannan District Port, Wuhan City. Currently three berths along the 330 meters of the coastline has been completed and in operation. Additional six berths have been approved by the local government and waiting to be built. Also, more than ten berths are pending approval by the local government; (ii) owns a total of 1,371,960 square meters of industrial land near the Hannan District Port for the construction of logistics warehouses and supporting office buildings. A warehouse in the total 11,340 square meters has been built and is in operation; (iii) owns office building in a total of 4,575.7 square meters which is in operation; and (iv) has received registration certificate issued by China Wuhan Customs. The total value of fixed assets plus intangible assets of the Acquiree as of October 31, 2017 was RMB 3 billion, or approximately USD$454M, based on an assessment report issued by a local appraisal company.

A copy of the Purchase Agreement has been filed as Exhibit 10.1 to the Current Report on Form 8-K dated December 27, 2017, which is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This information statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this information statement are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in our quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); our ability to satisfy our debt obligations; potential wind-down or dispositions of our business; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or otherwise make available to investors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there were 172,344,446 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.  The Majority Stockholders voted an aggregate of 141,089,725 shares of common stock, which represents approximately 81.86% of the voting power of the Company’s voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	Each of our named executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

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Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of the Record Date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to stock options currently exercisable or exercisable within sixty (60) days of the Record Date, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Yangtze River Development Limited, 41 John St., Suite 2A, New York, NY 10038.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
Xiangyao Liu, CEO, President, Chief Executive Officer, and Chairman of the Board(2)	91,240,000	52.94%
James Stuart Coleman, Executive Director(3)	4,060,000	2.36%
Xin Zheng, Chief Financial Officer	0	0%
Yanliang Wu, Executive Director	0	0%
Yu Zong, Executive Director	0	0%
Harvey Leibowitz, Independent Director	0	0%
Zhixue Liu, Independent Director	0	0%
Tongmin Wang, Independent Director	0	0%
Daniel W. Heffernan, Independent Director	0	0%
Adam S. Goldberg, Independent Director	0	0%
Zhihong Su, Independent Director	0	0%
Zhanhuai Cheng, Executive Director	0	0%
All directors and executive officers as a group (12 person)	95,370,000	55.64%
5% Shareholders:
Jasper Lake Holdings Limited(2)	91,240,000	52.94%
Crestlake Holdings Limited(4)	16,600,000	9.63%
Fortunate Drift Limited(5)	16,757,683	9.72%
Majestic Symbol Limited(6)	16,890,845	9.80%
Zhimin Chen(7)	16,201,197	9.40%

(1)	Based on 172,344,446 shares of Common Stock outstanding as of the Record Date.
(2)	Mr. Liu has investing and dispositive power of shares beneficially owned by Jasper Lake Holdings Limited.
(3)	Mr. Coleman owns all of the membership interest of Best Future Investment LLC., which owns 4,060,000 shares of the Company’s common stock. Mr. Coleman may be deemed to be the beneficial owner of the shares of our common stock held by Best Future Investment LLC.
(4)	Yanliang Hu has investing and dispositive power of shares beneficially owned by Crestlake Holdings Limited.
(5)	Linyu Chen has investing and dispositive power of shares beneficially owned by Fortunate Drift Limited.
(6)	Long Zhao has investing and dispositive power of shares beneficially owned by Majestic Symbol Limited.
(7)	Including 14,455,247 shares through Prolific Lion Limited and 1,745,950 shares through Valiant Power Limited where Mr. Chen has investing and dispositive power.

DISSENTERS’ RIGHT OF APPRAISAL

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed Acquisition Transaction, and the Company will not independently provide the Company’s stockholders with dissenters’ rights.

OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE VOTING STOCK OF THE COMPANY HAVE APPROVED THE ACQUISITION TRANSACTION AND PURCHASE AGREEMENT.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

December 28, 2017	By Order of the Board of Directors,

/s/ Xiangyao Liu
Xiangyao Liu,
Chairman of the Board of Directors

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